UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2010

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The Company’s 2010 annual meeting of shareholders was held on May 5, 2010. The holders of 15,408,303 shares of common stock, 74 percent of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy.

(b)	At the annual meeting, Andrew S. Duff, Michael R. Francis, Virginia Gambale, B. Kristine Johnson, Addison L. Piper, Lisa K. Polsky, Frank L. Sims, Jean M. Taylor and Michele Volpi were elected as directors to serve a one-year term expiring at the annual meeting of shareholders in 2011. The following table shows the vote totals for each of these individuals:

Name	Votes For	Authority Withheld
Andrew S. Duff	13,584,305	382,009
Michael R. Francis	13,801,634	164,680
Virginia Gambale	13,796,526	169,788
B. Kristine Johnson	13,324,773	641,541
Addison L. Piper	13,780,801	185,513
Lisa K. Polsky	13,796,326	169,988
Frank L. Sims	13,798,090	168,224
Jean M. Taylor	13,793,646	172,668
Michele Volpi	13,795,451	170,863

Broker non-votes for each director totaled 1,441,989.

At the annual meeting, our shareholders also approved the proposal to ratify the selection of Ernst & Young LLP as the independent auditor for 2010. The following table indicates the specific voting results for this proposal:

Proposal	Votes For	Votes Against	Abstentions
Ratify the selection of Ernst & young LLP as the independent auditor for 2010	14,897,273	63,674	447,356

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

May 6, 2010	By:	John W. Geelan

Name: John W. Geelan
Title: Assistant General Counsel and Assistant Secretary